                                                                   EXHIBIT 10.27



                           STOCK PURCHASE AGREEMENT

                          dated as of April 15, 1997

                                by and between

                        Scientific Games Holdings Corp.

                                      and

                             Autotote Corporation

                              with respect to all

                         outstanding capital stock of

                Tele Control Kommunikations und Computersysteme
                              Aktien Gesellschaft

                               TABLE OF CONTENTS
                               -----------------

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                  Page
                                                                                   No.
                                                                                   ---
ARTICLE I

SALE OF SHARES AND CLOSING.......................................................... 1
     1.01   Purchase and Sale....................................................... 1
            -----------------
     1.02   Purchase Price.......................................................... 1
            --------------
     1.03   Closing; Letter of Credit............................................... 1
            -------------------------
     1.04   Post-Closing Adjustment of Purchase Price............................... 4
            -----------------------------------------

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER............................................ 6
     2.01   Organization of Seller.................................................. 6
            ----------------------
     2.02   Authority............................................................... 6
            ---------
     2.03   Organization of the Company............................................. 6
            ---------------------------
     2.04   Capital Stock........................................................... 7
            -------------
     2.05   No Subsidiaries......................................................... 7
            ---------------
     2.06   No Conflicts............................................................ 7
            ------------
     2.07   Governmental Approvals and Filings; Other Approvals..................... 7
            ---------------------------------------------------
     2.08   Books and Records....................................................... 8
            -----------------
     2.09   Financial Statements; Other Filings..................................... 8
            -----------------------------------
     2.10   Absence of Changes...................................................... 9
            ------------------
     2.11   No Undisclosed Liabilities..............................................11
            --------------------------
     2.12   Taxes...................................................................11
            -----
     2.13   Legal Proceedings.......................................................12
            -----------------
     2.14   Compliance With Laws and Orders.........................................13
            -------------------------------
     2.15   Employees; Labor Relations..............................................13
            --------------------------
     2.16   Benefit Plans...........................................................14
            -------------
     2.17   Real Property...........................................................14
            -------------
     2.18   Tangible Personal Property; Investment Assets...........................15
            ---------------------------------------------
     2.19   Intellectual Property Rights............................................16
            ----------------------------
     2.20   Contracts...............................................................17
            ---------
     2.21   Governmental Licenses...................................................19
            ---------------------
     2.22   Insurance...............................................................20
            ---------
     2.23   Affiliate Transactions..................................................20
            ----------------------
     2.24   Environmental Matters...................................................21
            ---------------------
     2.25   Substantial Customers and Suppliers.....................................22
            -----------------------------------

     2.26   Bank and Brokerage Accounts; Investment Assets...........................22
            ----------------------------------------------
     2.27   No Powers of Attorney....................................................22
            ---------------------
     2.28   Accounts Receivable......................................................22
            -------------------
     2.29   Inventory................................................................24
            ---------
     2.30   Product Claims...........................................................24
            --------------
     2.31   Brokers..................................................................24
            -------
     2.32   Disclosure...............................................................25
            ----------
     2.33   Conduct of Business......................................................25
            -------------------
     2.34   Contracts with Certain Customers.........................................25
            --------------------------------
     2.35   Resignations of Directors and Officers...................................25
            --------------------------------------
     2.36   Operative Agreements.....................................................25
            --------------------
     2.37   IDJ Confirmation.........................................................25
            ----------------
     2.38   IDJ Claims...............................................................26
            ----------

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................26
     3.01   Organization.............................................................26
            ------------
     3.02   Authority................................................................26
            ---------
     3.03   No Conflicts.............................................................26
            ------------
     3.04   Governmental Approvals and Filings.......................................27
            ----------------------------------
     3.05   Legal Proceedings........................................................27
            -----------------
     3.06   Brokers..................................................................27
            -------

ARTICLE IV

COVENANTS OF SELLER..................................................................27
     4.01   Books and Records........................................................27
            -----------------
     4.02   Non-Competition..........................................................27
            ---------------
     4.03   Know-How License Agreement; Inspection Rights Agreement..................29
            -------------------------------------------------------
     4.04   Subsequent Transactions..................................................29
            -----------------------

ARTICLE V

CONDITIONS TO OBLIGATIONS OF PURCHASER...............................................29
     5.01   Officers' Certificates...................................................30
            ----------------------
     5.02   Opinion of Counsel.......................................................30
            ------------------
     5.03   Proceedings..............................................................30
            -----------

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SELLER..................................................30
     6.01   Officers' Certificates...................................................30
            ----------------------
     6.02   Opinion of Counsel.......................................................30
            ------------------

     6.03   Proceedings..............................................................30
            -----------

ARTICLE VII

TAX MATTERS AND POST-CLOSING TAXES...................................................31
     7.01   Tax Sharing Agreements...................................................31
            ----------------------
     7.02   Allocation of Tax Liability..............................................31
            ---------------------------
     7.03   Returns and Payments.....................................................31
            --------------------
     7.04   Cooperation and Exchange of Information..................................32
            ---------------------------------------

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS....................33
     8.01   Survival of Representations, Warranties, Covenants and Agreements........33
            -----------------------------------------------------------------
     8.02   Limitations on Indemnity.................................................33
            ------------------------

ARTICLE IX

INDEMNIFICATION......................................................................34
     9.01   Indemnification..........................................................34
            ---------------
     9.02   Method of Asserting Claims...............................................35
            --------------------------
     9.03   Method of Asserting Tax Claims...........................................37
            ------------------------------
     9.04   Method of Calculating Losses.............................................38
            ----------------------------
     9.05   Source of Funds to Satisfy Claims for Indemnification....................38
            -----------------------------------------------------

ARTICLE X

DEFINITIONS..........................................................................38
     10.01  Definitions..............................................................38
            -----------

ARTICLE XI

MISCELLANEOUS........................................................................47
     11.01  Notices..................................................................47
            -------
     11.02  Entire Agreement.........................................................49
            ----------------
     11.03  Expenses.................................................................49
            --------
     11.04  Public Announcements.....................................................49
            --------------------
     11.05  Confidentiality..........................................................50
            ---------------
     11.06  Further Assurances; Post-Closing Cooperation.............................51
            --------------------------------------------
     11.07  Waiver...................................................................52
            ------
     11.08  Amendment................................................................52
            ---------
     11.09  No Third Party Beneficiary...............................................52
            --------------------------
     11.10  No Assignment; Binding Effect............................................53
            -----------------------------

     11.11  Headings.................................................................53
            --------
     11.12  Invalid Provisions.......................................................53
            ------------------
     11.13  Governing Law............................................................53
            -------------
     11.14  Counterparts.............................................................53
            ------------
     11.15  Arbitration..............................................................54
            -----------
     11.16  Consent to Jurisdiction and Service of Process...........................54
            ----------------------------------------------
     11.17  Construction.............................................................55
            ------------
     11.18  Time.....................................................................55
            ----

          This STOCK PURCHASE AGREEMENT dated as of April 15, 1997 is made and entered into by and between SCIENTIFIC GAMES HOLDINGS CORP., a Delaware corporation ("SGHC" or the "Purchaser"), and AUTOTOTE CORPORATION, a Delaware
                            ---------
corporation ("Seller").  Capitalized terms not otherwise defined herein have the
              ------
meanings set forth in Section 10.01.
                      -------------

          WHEREAS, Seller owns one thousand (1,000) shares of common stock, nominal value one thousand (1,000) Austrian Schillings per share, of Tele Control Kommunikations und Computersysteme Aktien Gesellschaft, an Austrian stock company, constituting all the issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares");
                                                                   ------

          WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SALE OF SHARES AND CLOSING

          1.01 Purchase and Sale.  Seller agrees to sell to Purchaser or its
               -----------------
assignee as permitted by Section 11.10 (any such assignee also hereinafter being referred to as the Purchaser), and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

          1.02 Purchase Price.  The aggregate purchase price for the Shares and
               --------------
for the covenant of Seller contained in Section 4.02 is $25,000,000 (the
                                        ------------
"Purchase Price"), payable in immediately available United States funds at the
---------------
Closing in the manner provided in Section 1.03, all of which is allocable to,
                                  ------------
and deemed to be in consideration of, the Shares. The Purchase Price shall be subject to adjustment as provided in Section 1.04, and Section 1.04 of the
                                     -------------     -------------------
Disclosure Schedule , but in no event shall the Purchase Price, as adjusted,
-------------------
exceed the sum of $25,000,000 plus 18,975,692 Austrian Schillings, which amount is subject to further reduction as described in Section 1.04 of the Disclosure
                                                ------------------------------
Schedule (such 18,975,692 amount being hereinafter referred to as the "Maximum
--------
Purchase Price Adjustment Increase"). Seller agrees that Purchaser may, in its sole and absolute discretion, make an election under section 338(g) of the Code to treat the transaction as an acquisition of assets for purposes of the Code as provided in such section.

          1.03 Closing; Letter of Credit.  (a) The Closing will take place at
               -------------------------
the offices of Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date; provided, however, the Closing shall not, in any event, be held in
      --------  -------
Austria.

Notwithstanding anything in this Agreement to the contrary, the Closing contemplated by this Agreement will be deemed to occur only after execution of the Assignment and Assumption Agreement, substantially in the form of Exhibit A
                                                                      ---------
hereto. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available federal funds to such account in the United States as Seller may direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing Date. Concurrently, Seller will assign and transfer to Purchaser good and unrestricted title in and to the Shares, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, and certificates and other Contracts, documents and instruments to be delivered under Articles IV, V and VI;
      --------------     --

          (b) Concurrently at Closing, Seller shall provide Purchaser with a letter of credit (the "Letter of Credit") in the original principal amount of $2,500,000 naming SGHC and such other Persons as SGHC may designate as beneficiaries thereunder to secure the obligations of Seller under this Agreement and the Operative Agreements. Notwithstanding any assignment by SGHC to any assignee permitted by Section 11.10 of this Agreement or the Operative
                             -------------
Agreements in accordance with the terms thereof, Seller agrees that SGHC may enforce the rights granted to Purchaser hereunder on behalf of any such assignee and that SGHC may continue to be named as the beneficiary of such Letter of Credit, notwithstanding any such assignment. Such Letter of Credit shall be in the form of Exhibit B hereto, shall be issued by a commercial bank of recognized
            ---------
standing, chartered in the United States, with capital, surplus and undivided profit aggregating in excess of $250 million, and be confirmed by a commercial bank satisfactory to Purchaser, and shall provide that it may be drawn upon by the beneficiaries thereof, in accordance with the terms thereof, without further action by Seller.

          Purchaser shall have the right at any time to draw under the Letter of Credit the full amount of any claim (or the full amount of the Loss or Purchase Price Adjustment ) asserted in good faith by Purchaser under this Agreement or the Operative Agreements up to the then available balance under the Letter of Credit without regard to any other limitation imposed on such claim by this Agreement or the Operative Agreements, pending a determination of the materiality or the merits of such claim or the amount of Purchaser's Loss or the amount of the Purchase Price Adjustment owed to Purchaser under or with respect to this Agreement or the Operative Agreements.

          Purchaser shall endeavor in good faith to give Seller ten (10) days prior notice of any intent to draw under the Letter of Credit with respect to the good faith assertion of any claim under this Agreement or the Operative Agreements, provided, however, that a shorter period of notice, or no notice at all, may be given with respect to any draw under the Letter of Credit within ten
(10) days of the scheduled reduction dates set forth therein. Following any draw under the Letter of Credit as to which no prior notice or less than ten
(10) day prior notice has been given, Purchaser will deposit the funds drawn into the Escrow Account and the release of such funds from the Escrow Account shall thereafter be governed by the terms of the Escrow Agreement. Purchaser agrees that the Initial Set Aside Period as defined in the Escrow Agreement shall be extended by ten (10) days if no notice of Purchaser's intent to draw under the Letter of Credit has been given prior to a draw under the Letter of Credit or, if less than ten (10) days notice has been given, by a number of days equal to the difference between ten (10) days and the number of days notice of Purchaser's intent to draw under the Letter of Credit which are actually given. Promptly after any draw under the Letter of Credit by Purchaser which is made without prior notice to Seller, Purchaser shall provide Seller with notice of such draw and the claim upon which such draw was based.

          If Purchaser has furnished Seller with ten (10) days prior written notice of its intent to draw under the Letter of Credit and Seller has not, within such period, given Purchaser written notice that Seller, in good faith, disputes the validity of Purchaser's claim under the Stock Purchase Agreement or the Operative Agreements to the funds, or the applicable portion thereof, which are the subject of Purchaser's notice of its intent to draw under the Letter of Credit, then Purchaser may draw such funds under the Letter of Credit without any obligation to deposit such funds in the Escrow Account and Seller thereafter shall have no claim to such funds or with respect to the validity of the claim
on which such draw was based.   In the event Seller furnishes Purchaser with the
foregoing written notice disputing Purchaser's claim or the amount thereof, then Purchaser shall deposit the Disputed Amounts into the Escrow Account established by the Escrow Agreement and the release of such funds from the Escrow Account shall thereafter be governed by the terms of the Escrow Agreement.

          Seller shall pay all costs of issuance and confirmation of the Letter of Credit. Unless claims for indemnification by the Purchaser shall have been asserted under or in respect of Section 9.02 or Post-Closing Adjustments in
                                 ------------
favor of Purchaser shall have been asserted under or in respect of Section 1.04,
                                                                   ------------
or unless Purchaser has attempted to draw under the Letter of Credit and such draw has not been paid in accordance therewith (in which case, any reductions contemplated herein or therein which have not previously occurred shall not occur until resolution of the claim or payment of the draw, as the case may be, the principal amount of the Letter of Credit will be reduced in accordance with the terms of the Letter of Credit itself.

          If the amount of any unresolved and unpaid claim or claims or adjustment or adjustments asserted by Purchaser are for an unspecified amount, then Seller may, in good faith at any time, draw against the full amount then available under the Letter of Credit in any period in which such unliquidated claims or adjustments are pending.

          (c) If an amount is paid under the Letter of Credit and deposited as a Disputed Amount under the Escrow Agreement and it is subsequently determined that no payment or a smaller payment was due with respect to such claim or adjustment (the "Original Claims or Adjustments"), and the Purchaser has asserted other claims or adjustments in excess of the amount available under the Letter of Credit for payment of such amounts or claims (the "Excess Claims and Adjustments") at the time when such Original Claims or Adjustments were asserted and such Excess Claims and Adjustments have not been fully paid, then, Purchaser and Seller will direct the Escrow Agent to apply such excess funds and use their best efforts to cause the Escrow Agent to apply such excess funds: first, to satisfy any undisputed claims or adjustments due to Purchaser, second, upon notice to the Escrow Agent by Purchaser that such funds represent funds available to satisfy Excess Claims and Adjustments, shall be retained by the Escrow Agent and treated as a draw under the Letter of Credit, based on the availability thereunder when such funds were initially drawn, subject to withdrawal from the Escrow Account by Purchaser or Seller in accordance with the terms thereof, and third, retained in the Escrow Account and treated as available for payment of further claims or adjustments by Purchaser, but only to the extent such funds would otherwise then be available under the Letter of Credit if such funds had never been drawn thereunder; provided, however, that,
                                                      --------  -------
if Seller requests, Purchaser and Seller shall direct the Escrow Agent to release such funds to Bankers Trust Company, as issuer of the Letter of Credit pursuant to instructions to Bankers Trust Company to reinstate such funds as funds which are available under the Letter of Credit, and to acknowledge promptly such reinstatement in writing to Purchaser and Seller.

          Without limiting the generality of the foregoing proviso, for purposes of this Agreement and the Operative Agreements, neither the Purchaser nor the Company shall be obligated to estimate the amount of any indemnification claim where the underlying claim includes a demand for unspecified damages or where the amount of the underlying claim is determinable only following the passage of time or the completion of action, provided, however, that if Purchaser and
                                  --------  -------
Company can estimate the maximum potential amount payable under any claim they will endeavor in good faith to use reasonable efforts to do so. Contemporaneously with the Closing Date, Seller and Purchaser shall enter into the Escrow Agreement with the Escrow Agent named therein in the form attached as Exhibit C hereto.
---------

          The Seller's rights and remedies under this Section 1.03 and the
                                                      ------------
Letter of Credit are in addition to and not in limitation of all other remedies provided under this Agreement, the Operative Agreements or by law.

          1.04 Post-Closing Adjustment of Purchase Price.
               -----------------------------------------

          (a) As promptly as practicable following the Closing Date (and in any case within thirty (30) days thereafter), the Seller shall prepare, at Seller's expense, and the Purchaser's accountants shall audit, at Purchaser's expense, a balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be (i) prepared in accordance with AAP and, to the extent consistent with AAP, in the same manner as the Audited Financial Statements, and (ii) reasonably satisfactory to Purchaser in all respects. The Purchaser shall provide the Seller with such assistance and access to the Company's Books and Records as shall be reasonably necessary to permit the preparation of the Closing Balance Sheet within thirty
(30) days following the Closing Date. The Seller shall provide full access to all information reasonably available to Seller which is requested by Purchaser's accountants for the audit of the Closing Balance Sheet. The Purchaser's accountants shall use commercially reasonable efforts to complete the audit of the Closing Balance Sheet within forty-five (45) days following receipt from Seller of the Closing Balance Sheet. The Purchaser shall deliver the audited Closing Balance Sheet to the Seller promptly upon its completion. The Seller and its accountants shall be given full access upon request to all work papers or other materials used by the Purchaser and its accountants in the audit of the Closing Balance Sheet.

          (b) Within thirty (30) days after receiving the audited Closing Balance Sheet, the Seller shall deliver to the Purchaser a detailed statement describing the Seller's objections, if any, to the

Closing Balance Sheet. If no objections are delivered to the Purchaser within such 30 day period, the audited Closing Balance Sheet shall become final and binding upon the parties. If the Purchaser does receive a statement of objections from the Seller, the parties will endeavor to reconcile any differences and agree upon a final Closing Balance Sheet. If the parties are unable to agree upon a final Closing Balance Sheet within ten (10) days following Purchaser's receipt of Seller's list of objections, then, at the request of Purchaser, the outstanding matters shall be submitted for resolution by an independent certified public accounting firm of recognized standing in the United States and Austria (which shall not otherwise be engaged by Purchaser or Seller) selected by the Purchaser with the consent of the Seller, which consent shall not be unreasonably withheld. Each of the parties shall bear one-half of the fees and expenses of the accounting firm so selected. Such accounting firm shall be instructed to use commercially reasonable efforts to make a final determination of all issues and prepare a final Closing Balance Sheet in accordance with AAP within thirty (30) days after such firm is retained and, in any event, as promptly as practicable and both parties agree to cooperate fully with such accounting firm. The Closing Balance Sheet prepared by such accounting firm shall be final and binding upon the parties.

          (c) To the extent the amount of the statutory net assets shown on the final Closing Balance Sheet (total assets less total liabilities, excluding from the beginning and closing balance sheets: (i) intercompany accounts receivable, except for the amount equal to the 1997 Dividend Withholding Tax Receivable;
(ii) Deferred Revenue, (iii) intercompany accounts payable, and (iv) cash in an amount equal to 5,345,000 Austrian Schillings) is less than 32,430,847 Austrian Schillings, the Seller shall, within five (5) days following determination of the final Closing Balance Sheet pursuant to subsection (b) above, pay to the Purchaser the full amount by which the statutory net asset value, as computed above, is less than 32,430,847 Austrian Schillings. The unaudited adjusted balance sheet in Austrian Schillings of the Company, as of October 31, 1996, is set forth as Exhibit D hereto.
             ---------

          (d) To the extent the amount of the statutory net assets shown on the final Closing Balance Sheet (total assets less total liabilities, excluding from the beginning and closing balance sheets: (i) intercompany accounts receivable except for the amount equal to the 1997 Dividend Withholding Tax Receivable,
(ii) Deferred Revenue, (iii) intercompany accounts payable, and (iv) cash in an amount equal to 5,345,000 Austrian Schillings) is more than 32,430,847 Austrian Schillings, the Purchaser shall, within five (5) days following final determination of the Closing Balance Sheet pursuant to subsection (b) above, pay to the Seller the full amount by which the statutory net asset value, as computed above, exceeds 32,430,847 Austrian Schillings; provided, however, that
                                                        --------  -------
notwithstanding anything to the contrary herein, the aggregate amount payable by the Purchaser pursuant to such post-closing adjustment shall not exceed the Maximum Purchase Price Adjustment Increase (18,975,692 Austrian Schillings as of the date of this Agreement, subject to further reduction in accordance with

Section 1.02 of this Agreement as provided in Section 1.04 of the Disclosure
------------                                  ------------------------------
Schedule).
--------

          (e) Any adjustment to the Purchase Price payable by the Seller pursuant to Section 1.04(c), or by the Purchaser pursuant to Section 1.04(d),
            ---------------                                  ---------------
shall be paid by wire transfer in U.S. Dollars, Austrian Schillings or German Deutschmarks, as determined by Purchaser, in its sole and absolute discretion. In the case of any payments due to Purchaser, Purchaser shall notify Seller of the currency selected for payment at least three (3) Business Days prior to the date on which the purchase price adjustment is scheduled for payment in the event Seller will be required to make such payment in other than U.S. dollars.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents, warrants and covenants to Purchaser as follows:

          2.01 Organization of Seller.  Seller is a corporation validly existing
               ----------------------
and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer the Shares pursuant to this Agreement.

          2.02 Authority.  The execution and delivery by Seller of this
               ---------
Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller, no other corporate action on the part of Seller or any class or series of its security holders (equity or debt) is necessary and such Board has concluded that the consideration to be received by Seller upon consummation of the transactions contemplated hereby is fair to Seller from a financial point of view. This Agreement and the Operative Agreements have been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

          2.03 Organization of the Company.  The Company is a stock corporation
               ---------------------------
duly registered on the company register of the Commercial Court of Vienna, and duly organized and validly existing under the Laws of Austria, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Included in

Section 2.03 of the Disclosure Schedule is a copy of the report by the auditor
---------------------------------------
of the formation of the Company as a stock company. The registered office of the Company is Klitschgasse 4, 1130 Wien, Austria. The Company is duly qualified, licensed or admitted to do business in those jurisdictions specified in Section 2.03 of the Disclosure Schedule, which are the only jurisdictions in
   ---------------------------------------
which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. The name of each member of the management board and supervisory board of the Company on the date hereof, and the position with the Company held by each (whether as a member of the executive board, the supervisory board or otherwise), are listed in Section 2.03 of the Disclosure Schedule.
                          ---------------------------------------
Contemporaneously with the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the articles of association of the Company as in effect on the date hereof, along with a certified abstract from the Commercial Register.

          2.04 Capital Stock.  The authorized capital stock of the Company
               -------------
consists solely of one thousand (1,000) shares of common stock, all of which have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, free and clear of all Liens (including Permitted Liens). Except for this Agreement, there are no outstanding Options with respect to the Company. The delivery of a certificate at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and unrestricted
                   ------------
title to the Shares, free and clear of all Liens.

          2.05 No Subsidiaries.  Except as disclosed in Section 2.05 of the
               ---------------                          -------------------
Disclosure Schedule, since the date of the Audited Financial Statements, the
-------------------
Company has not and, on and prior to the Closing Date, will not, have any subsidiaries or own directly or indirectly any capital stock or other equity or ownership or proprietary interest in or have any investment in, any corporation, partnership, joint venture, limited liability company, limited liability partnership, association or other Person.

          2.06 No Conflicts.  The execution and delivery by Seller of this
               ------------
Agreement and the Operative Agreements do not, and the performance by Seller of its obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certification of Incorporation and by-laws of the Seller or the articles of association of the Company;

          (b)  subject to the matters set forth in Section 2.06 of the
                                                   -------------------
Disclosure Schedule, conflict with or result in a material violation or
-------------------
material breach of any term or provision of any Law or Order applicable to Seller or the Company or any of their respective Assets and Properties; or

          (c)  subject to the matters set forth in Section 2.06 of the
                                                   -------------------
Disclosure Schedule, (i) materially conflict with or result in a material
-------------------
violation or material breach of, (ii) constitute (with or without notice or lapse of time or both) a material default under, (iii) require Seller or the Company to obtain any material consent, approval or action of, make any material filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional material rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Contract or Governmental License to which Seller or the Company is a party or by which any of their respective Assets and Properties is bound.

          2.07 Governmental Approvals and Filings; Other Approvals.  Except as
               ---------------------------------------------------
disclosed in Section 2.07 of the Disclosure Schedule, no consent, approval or
             ---------------------------------------
action of, filing with or notice to any Governmental or Regulatory Authority or any other Person (including, without limitation, (i) any lenders or agents under any financing or bank credit agreement of the Seller or the Company or
(ii) IDJ (whether under customer contracts for the implementation of lottery systems where IDJ is the prime contractor and the Company is the subcontractor with respect thereto or otherwise)) on the part of Seller or the Company is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which either of them is a party or the consummation of the transactions contemplated hereby or thereby. For the avoidance of doubt, Seller further represents and warrants that the Company (a) does not and, for the most recently completed calendar year and fiscal year, did not: hold assets located in the United States (other than investment assets, voting or non-voting securities of another person, and assets included pursuant to 16 C.F.R. (S) 801.40(c)(2)), having an aggregate book value of $15 million or more, and (b) has not made aggregate sales in or into the United States of $25 million or more in its most recent fiscal year.

          2.08 Books and Records.  The minute books and other similar records of
               -----------------
the Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all corporate action taken at all meetings and by all written consents in lieu of meetings of the stockholders and the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company. Except as set forth in Section 2.08 of the
                                                     -------------------
Disclosure Schedule, the Company does not have any of its Books and Records
-------------------
recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company. Except as set forth in Section 2.08 of the Disclosure Schedule, since the date of the Audited Financial Statements, the Books and Records of the Company have been maintained in the usual, regular and ordinary manner in accordance with AAP.

          2.09 Financial Statements; Other Filings.  (a)  Prior to the execution
               -----------------------------------
of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements, which financial statements have been prepared on a basis consistent with the Audited Financial Statements.

          (i) the audited balance sheets of the Company as of October 31, 1995 and 1996, and the related audited statements of operations and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by KPMG Vienna; and

          (ii) the unaudited balance sheets of the Company and the related unaudited statements of operations, and cash flows for each month subsequent to October 31, 1996, to the extent reasonably available and, if prepared by the Company or Seller, for any quarter subsequent to October 31, 1996.

          Except as disclosed in Section 2.09 of the Disclosure Schedule, (A)
                                 ---------------------------------------
all such financial statements (i) were prepared in accordance with AAP, (ii) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company and (B) except for correspondence internal to KPMG Peat Marwick, copies of which, to Seller's Knowledge, have been made available for inspection by the Purchaser, there are no letters with respect to results of the audits referred to in Section 2.09(a)(i). The Company has maintained its Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with AAP, such Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Company and the Books and Records provided a fair and accurate basis for the preparation of the Audited Financial Statements and the Unaudited Financial Statements.

          (b) Seller has delivered to Purchaser true and complete copies of such other financial statements, reports and analyses (other than financial reports and analyses by or at the direction of the Seller constituting analyses of the transaction contemplated by this Agreement) as have been prepared by or for Seller or the Company relating to the business or operations of the Company since the date of the Audited Financial Statements.

          (c) Seller has delivered to Purchaser copies of all material Governmental License applications and other filings made by the Company after the date of the Audited Financial Statements with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

          2.10 Absence of Changes.  Since the Audited Financial Statement Date
               ------------------
there has not been any material adverse change, or any event or development which, individually or together with other such events, would reasonably be expected to result in a material adverse change, in the Business or Condition of the Company, other than (i) those occurring as a result of general economic or financial conditions or other developments which are not unique to the Company, but also generally affect other persons who participate or are engaged in the lines of business in which the Company participates or is engaged, or (ii) as disclosed by Seller in its filings with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, except for the execution and delivery of this Agreement, the Operative Agreements and the transactions to take place pursuant hereto on or prior to the Closing Date, or as disclosed in Section 2.10 of the
                                                           -------------------
Disclosure Schedule, there has not occurred between the Audited Financial
-------------------
Statement Date and the date hereof nor has the Company entered into any Contract to do or engage in:

          (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Seller or the Company of any such capital stock of or any Option with respect to the Company;

          (ii) any authorization, issuance, sale or other disposition by the Company or the Seller of any shares of capital stock of, or Option with respect to, the Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of, or Option with respect to, the Company;

          (iii) (x) any increase in excess of $10,000 in the salary, wages or other compensation of any officer, employee or consultant of the Company whose annual salary is, or after giving effect to such change would be, $100,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement;

          (iv) (A) incurrences by the Company of Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

          (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company in an aggregate amount exceeding $50,000;

          (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company, or (y) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company;

          (vii) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company in an aggregate amount exceeding $10,000;

          (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company, other than in the ordinary course of business consistent with past practice;

          (ix) other than the reincorporation of the Company as a stock company from a limited liability company, (A) any amendment of the articles of association of the Company (B) any amendment of the certificate of incorporation or by-laws of the Seller, (C) any recapitalization, reorganization, liquidation or dissolution of the Company, or (D) any merger or other business combination involving the Seller or the Company and any other Person;

          (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section
                                                                      -------
     2.20(a), (B) any material Governmental License held by the Company (or the
     -------
     Seller, if such Governmental License is to be assigned, sub-licensed or otherwise conveyed to the Purchaser) or (C) any irrevocable powers of attorney or comparable delegations of authority;

          (xi) capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $60,000;

          (xii) any commencement or termination by the Company of any line of business or any termination by the Seller of Seller's Lottery Business or any portion thereof;

          (xiii) any transaction in excess of $10,000 by the Company with Seller, any officer, director, Affiliate (other than the Company) or Associate of Seller or any Associate of any such officer, director or Affiliate (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed pursuant to Section 2.20(a)(vii) of the Disclosure Schedule; or
                           -----------------------------------------------

          (xiv) any other transaction involving or development affecting the Company outside the ordinary course of business consistent with past practice.

          2.11 No Undisclosed Liabilities.  Except as reflected or reserved
               --------------------------
against in the balance sheet included in the Audited Financial Statements or as disclosed in Section 2.11 of the Disclosure Schedule or any other section of the
             ---------------------------------------
Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any of its Assets and Properties, which, in the aggregate, are material to the Business or Condition of the Company, other than Liabilities incurred in the ordinary course of business consistent with past practice, which will be recorded on the Closing Balance Sheet.

          2.12 Taxes.
               -----

          (a) The Company has accurately filed all Tax Returns that it was required to file and provided all information required to be furnished under applicable Tax laws or requested by applicable Tax authorities in a timely manner (taking into account all extensions of due dates), and has paid in a timely manner all Taxes shown thereon as owing (or has established adequate reserves therefor as reflected on the Financial Statements), except for Taxes which are being contested in good faith as disclosed on Section 2.12(a) of the
                                                        ----------------------
Disclosure Statement.  All information provided in such Tax Returns is true,
--------------------
correct and complete in all material respects as to the Company or as to any liability for Taxes for which it could be liable. The Company is in compliance with and retains in its records all information and documents necessary to comply in all material respects with all applicable Tax or information reporting and any Tax withholding requirements under federal, state and local Tax laws.

          (b)  Section 2.12 of the Disclosure Schedule lists all Tax Returns
               ---------------------------------------
filed with respect to the Company or any of its properties, income or operations for taxable periods since September 30, 1993. Section 2.12 of the Disclosure
                                               ------------------------------
Schedule lists all Tax Returns filed with respect to the Company for any period
--------
for which there is any claim or assessment pending, or where, to the Seller's Knowledge, such a claim or assessment is threatened, or where an audit or investigation with respect to any liability of the Company exists. The Seller has delivered to the Purchaser correct and complete copies of all Tax Returns (including amendments thereto), and all examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Company since September 30, 1993. All Taxes due with respect to completed and settled examinations or concluded litigation regarding Tax Returns have been paid or accrued.

          (c)  Except as set forth in Section 2.12(c) of the Disclosure
                                      ---------------------------------
Schedule, the Company has not waived any statute of limitations in respect of
--------
Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (d)  Except as set forth in Section 2.12(d) of the Disclosure
                                      ---------------------------------
Schedule, the Company is not a party to any Tax allocation or sharing agreement.
--------
          (e)  Except as disclosed on Schedule 2.12(e) of the Disclosure
                                      ----------------------------------
Schedule, the Company has not been a member of an affiliated group for Tax purposes.

          (f)  Except as set forth in Section 2.12(f) of the Disclosure
                                      ---------------------------------
Schedule, the depreciation and write-offs reflected in the Audited Financial
--------
Statements and the Unaudited Financial Statements do not exceed the rates permissible for Tax purposes.

          (g) All material Taxes payable by the Company on an annual basis for 1997 and all material exemptions, deductions or credits to which the Company is entitled for 1997 are described in Section 2.12(g) of the Disclosure Schedule.
                                   ------------------------------------------

          2.13 Legal Proceedings.  Except as disclosed in Section 2.13 of the
               -----------------                          -------------------
Disclosure Schedule (with paragraph references corresponding to those set forth
-------------------
below and except as limited by revocatory actions under the Austrian Insolvency Code and the Settlement and Recomposition of Debts Act):

          (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or the Company or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise reasonably result in a diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Seller or the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or
(y) Losses by the Company individually or in the aggregate with Losses in respect of other such Actions or Proceedings exceeding $50,000;

          (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c)  there are no material Orders outstanding against the Company.

          Prior to the execution of this Agreement, Seller has delivered to Purchaser all responses of counsel for the Company or the Seller (in each case, to the extent such responses exist) to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company.

          2.14 Compliance With Laws and Orders.  Except as disclosed in Section
               -------------------------------                          -------
2.14 of the Disclosure Schedule, the Company is not, nor has it, at any time
-------------------------------
within the last five (5) years been, nor has it received any notice that it is (or alleging that it is) or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Assets and Properties.

          2.15 Employees; Labor Relations.  (a) Section 2.15 of the Disclosure
               --------------------------       ------------------------------
Schedule contains a list of the name of each officer and employee of the Company
--------
having an annual base salary or wages of at least $20,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Seller has not received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement or the Operative Agreements.

          (b)  Except as disclosed in Section 2.15 of the Disclosure Schedule
                                      ---------------------------------------
and other than Austrian statutory requirements, (i) no employee of the Company is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against the Company before any applicable Governmental or Regulatory Authority. Since September 10, 1993, the Company has never suffered a material work stoppage, strike or other concerted action by employees of the Company. The Company has complied, and is in compliance, in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

          2.16 Benefit Plans
               -------------

          (a)  Except as disclosed in Section 2.16(a) of the Disclosure
                                      ---------------------------------
Schedule, the Company has no Benefit Plans.  Section 2.16(a) of the Disclosure
--------                                     ---------------------------------
Schedule (i) contains a true and complete list and description of each of the
--------
Benefit Plans listed therein, the Persons entitled to participate therein, all accrued rights thereunder, and a description of any dispute with regard to the benefits described therein. The Company has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted, nor will any benefits be established or become accelerated, vested, funded or payable by reason of any transaction contemplated by this Agreement. As of the date of this Agreement, there are no works or other agreements with employees' representatives or trade unions, practices or customs under which employees might raise claims exceeding those listed in Sections 2.15
                                                                   -------------
and 2.16 of the Disclosure Schedule. Sufficient reserves have been accrued for
--------
all the employees' claims and such reserves are reflected on the Company's Financial Statements.

          (b) Since the date of the Audited Financial Statements, neither Seller nor the Company has made any material increase in the salary, wages or other compensation or other terms and conditions of engagement of any officer, employee or consultant of the Company whose annual salary is or, after giving effect to such change, would be $20,000 or more;

          (c)  Except as disclosed in Section 2.16(c) of the Disclosure
                                      ---------------------------------
Schedule, since the date of the Audited Financial Statements, neither Seller nor
--------
the Company has established or modified any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any employment-related Contract or other employee compensation arrangement.

          2.17 Real Property.
               -------------

          (a)  Section 2.17(a) of the Disclosure Schedule contains a true and
               ------------------------------------------
correct list of (i) each parcel of real property owned by the Company; (ii) each parcel of real property leased by the Company (as lessor or lessee), if any; and (iii) all Liens, other than Permitted Liens, relating to or affecting any parcel of real property referred to in clause (i).

          (b)  Except as disclosed in Section 2.17(a) of the Disclosure
                                      ---------------------------------
Schedule, the Company has good and unrestricted title to each parcel of real
--------
property owned by it, free and clear of all Liens, other than Permitted Liens. The Company is in possession of each parcel of real property owned by it, if any, together with all buildings, structures, facilities, fixtures and other improvements thereon. To Seller's knowledge, none of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

          (c) The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph
(a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.17(c) of the Disclosure Schedule, there is
                           ------------------------------------------
no material default, and the Company has not received notice of any default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder and the sale of the Shares will not result in any escalation of, or change in, any payments due thereunder. The Company has adequate rights of ingress and egress with respect to the real property listed in Section 2.17(c) of the Disclosure Schedule and all buildings, structures,
   ------------------------------------------
facilities, fixtures and other improvements thereon. To Seller's Knowledge, none of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance). The Company does not owe any brokerage commissions with respect to any such leased space.

          (d) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of (i) all land registers, deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property owned, if any, by the Company; and (ii) all leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property leased by the Company.

          (e)  Except as disclosed in Section 2.17(e) of the Disclosure
                                      ---------------------------------
Schedule, no tenant or other party in possession of any of the real properties
--------
owned, if any, by the Company, has any right to purchase, or holds any right of first refusal to purchase, such properties.

          (f)  Except as disclosed in Section 2.17(f) of the Disclosure
                                      ---------------------------------
Schedule, the improvements on the real property identified in Section 2.17(a)
--------                                                      ---------------
and Section 2.17(c) of the Disclosure Schedule are in good operating condition
----------------------------------------------
and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

          2.18 Tangible Personal Property; Investment Assets.  (a) The Company
               ---------------------------------------------
is in possession of and has good and unrestricted title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the balance sheet included in the

Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.18(a) of the Disclosure Schedule, and is
                             ------------------------------------------
in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          (b)  Section 2.18(b) of the Disclosure Schedule describes each
               ------------------------------------------
Investment Asset owned by the Company on the date hereof. Except as disclosed in Section 2.18(b) of the Disclosure Schedule, all such Investment Assets are
   ------------------------------------------
owned by the Company free and clear of all Liens other than Permitted Liens.

          2.19 Intellectual Property Rights.  (a) The Company has interests in
               ----------------------------
or uses only the Intellectual Property disclosed in Section 2.19 of the
                                                    -------------------
Disclosure Schedule, each of which, as specified in such Section 2.19,  the
-------------------                                      ------------
Company either has all right, title and interest in or a valid and binding right under Contract to use, and, to the extent applicable (and as of the dates indicated in Section 2.19 of the Disclosure Schedule), such Intellectual
             ---------------------------------------
Property if registered, applied for filing, or issued, has been duly registered in, applications have been filed in, or patents or certificates of registration have been issued by, those jurisdictions set forth in Section 2.19 of the
                                                      -------------------
Disclosure Schedule.  For purposes of this Section 2.19, the term "use" includes
-------------------
all variations of exploitation of Intellectual Property rights.

          (b)  Except as disclosed in Section 2.19 of the Disclosure Schedule,
                                      ---------------------------------------
(i) no other Intellectual Property is used or, to Seller's Knowledge, necessary in the ordinary conduct of the business of the Company; (ii) the Company has the exclusive right to use the Intellectual Property disclosed in Section 2.19 of
                                                              ---------------
the Disclosure Schedule, (iii) except as expressly set forth in Schedule 2.19 of
-----------------------                                         ----------------
the Disclosure Schedule, all patents, certificates and registrations with and
-----------------------
applications to Governmental or Regulatory Authorities in respect of the Intellectual Property owned by the Company and set forth in Section 2.19 of the
                                                            -------------------
Disclosure Schedule are valid and in full force and effect and are not subject
-------------------
to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iv) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of the Intellectual Property set forth in Section 2.19 of the Disclosure Schedule, (v) the Assets
                      ---------------------------------------
and Property of the Company include all documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person other than Persons of the type customarily employed by the Company with respect thereto, (vi) the Company and the Seller have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vii) the Company is not in material default, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use the Intellectual Property set forth in Section 2.19 of the Disclosure Schedule,
                                       ---------------------------------------
and (viii) to the Knowledge of Seller, no Intellectual Property set forth in
Section 2.19 of the Disclosure Schedule is being infringed by any other Person.
---------------------------------------
Neither Seller nor the Company has received notice that the Company is infringing any Intellectual Property of any other Person or challenging the right of Seller or the Company, as applicable, to use any of the Intellectual Property set forth in Section 2.19 of the Disclosure Schedule or any rights
                      ---------------------------------------
thereunder. The current use of the Intellectual Property set forth in Section
                                                                      -------
2.19 of the Disclosure Schedule in the operations of the Company's business does
-------------------------------
not, to the Knowledge of Seller and the Company, conflict with, infringe upon or violate any intellectual property rights, including any patent, copyright, trademark or trade name of any other Person.

          (c)  Except as set forth on Schedule 2.19 of the Disclosure Schedule,
                                      ----------------------------------------
neither Seller nor the Company has granted any licenses or other rights, and neither Seller nor the Company has any obligation to grant licenses or other rights to any of the Intellectual Property owned by the Company and set forth in

Section 2.19 of the Disclosure Schedule to any other Person.  Seller and the
---------------------------------------
Company have taken all reasonable and prudent steps to protect the Intellectual Property owned by the Company and set forth in Section 2.19 of the Disclosure
                                               ------------------------------
Schedule from infringement by any other Person.  Neither Seller nor the Company
--------
has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property owned by the Company and set forth in Section 2.19 of the Disclosure Schedule. There have not been and are not
   ---------------------------------------
pending, or to the Knowledge of Seller, threatened, any suits, claims, actions or proceedings involving Seller or the Company concerning the infringement or misappropriation of any intellectual property rights of any other Person or otherwise concerning Seller's or the Company's ownership in any of the Intellectual Property owned by the Company and set forth in Section 2.19 of the
                                                            -------------------
Disclosure Schedule.  There are no interferences or other contested proceedings,
-------------------
either pending or, to the Knowledge of Seller, threatened in the United States Copyright Office, the United States Patent and Trademark Office the Austrian Patent Office (or with respect to the Austrian copyright register) or any federal, state or local court or before any other governmental entity, in the United States, Austria or otherwise, relating to any pending application with respect to any of the Intellectual Property owned by the Company and set forth in Section 2.19 of the Disclosure Schedule. Except as affected by this
   ---------------------------------------
Agreement and the Operative Agreements, the consummation of the transactions contemplated by this Agreement and the Operative Agreements will not alter, impair or modify Seller's or the Company's rights or obligations with respect to the Intellectual Property and set forth in Section 2.19 of the Disclosure
                                           ------------------------------
Schedule.
--------

          2.20 Contracts.  (a) Section 2.20(a) of the Disclosure Schedule (with
               ---------       ------------------------------------------
paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all material amendments and supplements thereto and all material waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party or by which any of its respective Assets and Properties is bound:

          (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and
     (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, in each case, to any employee or consultant exceeding $100,000 or any group of employees or consultants exceeding $250,000 in the aggregate;

          (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or, except as provided in

     Section 4.02, prohibiting or limiting the ability of any Person to compete
     ------------
     with the Company.

          (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

          (iv) all Contracts relating to Indebtedness of the Company in excess of $50,000 or to preferred stock issued by the Company;

          (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees involving amounts individually or in the aggregate in excess of $50,000;

          (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

          (vii) all Contracts between or among the Company, on the one hand, and Seller, any officer, director, Affiliate (other than the Company) or Associate of Seller or any Associate of any such officer, director or Affiliate, on the other hand;

          (viii) all collective bargaining or similar labor Contracts;

          (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or

     (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

          (x) all Contracts with respect to the licensing of technology to which the Company is a party, either as licensor or licensee; and

          (xi)  all other Contracts (other than Benefit Plans, leases listed in

     Section 2.17(a) of the Disclosure Schedule and insurance policies listed in
     ------------------------------------------
     Section 2.22 of the Disclosure Schedule) that (A) involve the payment or
     ---------------------------------------
     potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company.

          (b)  Each Contract required to be disclosed in Section 2.20(a) of the
                                                         ----------------------
Disclosure Schedule is in full force and effect and constitutes a legal, valid
-------------------
and binding agreement of, and is enforceable in accordance with its terms against, the Company and, to Seller's Knowledge, against each other party thereto with respect to the rights of the Company therein or thereunder; and except as disclosed in Section 2.20(b) of the Disclosure Schedule, neither the
                       -------------------------------------------
Company nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect. Except as separately identified in Schedule 2.20(b) of the Disclosure Schedule, no
                            -------------------------------------------
approval or consent of any person is needed in order that the Contracts as set forth on Schedule 2.20(a) or on any other Schedule continue in full force and
         ----------------
effect following the consummation of the transactions contemplated by this Agreement.

          2.21 Governmental Licenses.  Section 2.21 of the Disclosure Schedule
               ---------------------   ---------------------------------------
contains a true and complete list of all Governmental Licenses used in and material, individually or in the aggregate, to the business or operations of the Company (and all pending applications for any such Governmental Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such material Governmental Licenses. Except as disclosed in Section 2.21 of the Disclosure
                                               ------------------------------
Schedule:
--------

          (i) the Company owns or validly holds all material Governmental Licenses that are material, individually or in the aggregate, to its business or operations;

          (ii)  each material Governmental License listed in Section 2.21 of the
                                                             -------------------
     Disclosure Schedule is valid, binding and in full force and effect; and
     -------------------

          (iii) the Company is not, nor has it received any notice that it is, in violation of, breach of, or default under (or with the giving of notice or lapse of time or both, would be in violation of, breach of, or default under) any such material Governmental License.

          2.22 Insurance.  Section 2.22 of the Disclosure Schedule contains a
               ---------   ---------------------------------------
true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (i) have been issued to the Company, or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.22 of the Disclosure Schedule is
                                  ---------------------------------------
valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in

Section 2.22 of the Disclosure Schedule in light of the respective business,
---------------------------------------
operations and Assets and Properties of the Company are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company nor, to Seller's Knowledge, the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this
Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. All benefits under such policies paid or payable since September 10, 1993 under such policies with respect to the business, operations, employees or Assets and Properties of the Company have been paid to the Company.

          2.23 Affiliate Transactions.  Except as disclosed in Section
               ----------------------                          -------
2.20(a)(vii) or Section 2.23(a) of the Disclosure Schedule, (i) there are no
----------------------------------------------------------
intercompany Liabilities or Contracts which could give rise to an intercompany liability between the Company, on the one hand, and Seller, any officer, director, Affiliate (other than the Company) or Associate of Seller or any Associate of any such officer, director or Affiliate, on the other, (ii) neither Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to Seller or any such officer, director, Affiliate or Associate, and
(iv) the Company does not beneficially own, directly or indirectly, any Investment Assets issued by Seller or any such officer, director, Affiliate or Associate. Except as disclosed in Section 2.23(b) of the Disclosure Schedule,
                                   ------------------------------------------
each of the Liabilities and transactions listed in Section 2.23(a) of the
                                                   ----------------------
Disclosure Schedule was incurred or engaged in, as the case may be, on an
-------------------
arm's-length basis.  Except as disclosed in Section 2.23(c) of the Disclosure
                                      ---------------------------------
Schedule, since the Audited Financial Statement Date, (i) all settlements of intercompany Liabilities between the Company, on the one hand, and Seller or any such officer, director, Affiliate or Associate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice, and (ii) none of the Contracts or Liabilities pertaining to Affiliate Transactions listed in Section 2.23 of the
                                                           -------------------
Disclosure Schedule has been amended or modified since the Audited Financial
-------------------
Statement Date, except as specifically disclosed in such Section.

          2.24 Environmental Matters.  Each of the Company and the Seller, as
               ---------------------
the case may be, has obtained all material Governmental Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company. Each of such material Governmental Licenses is in full force and effect, will remain in full force and effect notwithstanding the consummation of the transaction contemplated by this Agreement and the Company is in compliance in all material respects with the terms and conditions of all such material Governmental Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.24
                                                                   ------------
of the Disclosure Schedule (with paragraph references corresponding to those set
--------------------------
forth below):

          (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company to have any material Governmental License required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated (i) by the Company, or
(ii) by any other Person on any Property owned or leased by or to the Company, and, to the Knowledge of Seller, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

          (b) The Company does not own, operate or lease a treatment, storage or disposal facility requiring a permit under any applicable Environmental Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any applicable Environmental Law or otherwise Released, in the cases of clauses (i) through
(iv), at, on or under any site or facility now or previously owned, operated or leased by the Company.

          (c) No Hazardous Material generated by the Company has been recycled, treated, stored, disposed of or Released by the Company at any location.

          (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company and no site or facility now or previously owned, operated or leased by the Company is listed or proposed for listing by any governmental authority of any applicable jurisdiction as a site requiring investigation or clean-up.

          (e) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company or the Seller in relation to any site or facility now or previously owned, operated or leased by the Company which have not been delivered to Purchaser prior to the execution of this Agreement.

          2.25 Substantial Customers and Suppliers.  Section 2.25(a) of the
               -----------------------------------   ----------------------
Disclosure Schedule lists the ten (10) largest customers of the Company on the
-------------------
basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Section 2.25(b) of the Disclosure Schedule lists the ten
                        ------------------------------------------
(ten) largest suppliers of the Company on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in

Section 2.25(c) of the Disclosure Schedule, no such customer or supplier has
------------------------------------------
ceased or materially reduced its purchases from, use of the services of, or sales to or provision of services to, the Company since the Audited Financial Statement Date, or, to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services since October 31, 1996. Except as disclosed in Section 2.25(d) of the Disclosure
                                          ---------------------------------
Schedule, to the Knowledge of Seller, no such customer or supplier is threatened
--------
with bankruptcy or insolvency.

          2.26 Bank and Brokerage Accounts; Investment Assets.  Section 2.26 of
               ----------------------------------------------   ---------------
the Disclosure Schedule sets forth (a) a true and complete list of the names and
-----------------------
locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

          2.27 No Powers of Attorney.  Except as set forth in Section 2.27 of
               ---------------------                          ---------------
the Disclosure Schedule, neither the Company nor the Seller with respect to the
-----------------------
Assets and Properties of the Company have any powers of attorney or comparable delegations of authority outstanding.

          2.28 Accounts Receivable.  Except as set forth in Section 2.28 of the
               -------------------                          -------------------
Disclosure Schedule, the accounts and notes receivable of the Company reflected
-------------------
on the balance sheet included in the Unaudited Financial Statements, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary
                               ---- ----
course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are not the subject of any Actions or Proceedings brought by or on behalf of the Company, and

(vi) are collectible, on or before the following dates, net of any applicable reserves reflected in the Closing Balance Sheet:

          (a) in the case of receivables attributable to IBM Oestereich G.M.b.H. in the amount of 238,128 Austrian Schillings as of February 28, 1997, within one hundred twenty (120) days of the Closing Date;

          (b) with respect to payments in connection with the Zahlungsplan fur alle dutschen Vertrage (the "IDJ Down Payment Plan"), in the aggregate amount of 3,144,311 German Marks, after services are rendered thereunder in due course and a request for payment is made by the Company;

          (c) as to monies payable under the IDJ Down Payment Plan in the aggregate amount of 10,219,174 German Marks as of February 28, 1997, no later than July 31, 1997;

          (d) as to monies payable under the IDJ Down Payment Plan in the amount of 150,727 German Marks as of February 28, 1997, no later than December 15, 1997;

          (e) with respect to the separate IDJ account receivable in the aggregate amount of 11,523,056 Austrian Schillings as of February 28, 1997, no later than one hundred twenty days (120) after the Closing Date;

          (f) with respect to all other accounts receivable of the Company, within ninety (90) days following the Closing Date, in the recorded amounts thereof, net of any applicable reserve reflected in the Closing Balance Sheet.

          With respect to payments on Accounts Receivable which are the subject of this Section 2.28, the Company will, with respect to any payments collected after the Closing Date, apply such payments: first, to the account or accounts designated by, and in the order designated by, the Person making such payment; and second, or if no such designation is made, to the oldest account or accounts of the Person making such payment, or on whose behalf such payment was made, as the case may be.

          Section 2.28 of the Disclosure Schedule sets forth a description of
          ---------------------------------------
any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company a perfected security interest in the related collateral, have been taken. To the extent any receivable is not collected by the Company and a claim is made against Seller with respect thereto under this
Section 2.28 and such claim has been paid by Seller, Purchaser will assign its rights in, and to collect, such receivable to Seller, but only to the extent of such payment.

          2.29 Inventory.  All inventory of the Company reflected on the balance
               ---------
sheet included in the Unaudited Financial Statements consisted, and all such inventory acquired since the Unaudited Financial Statement Date consists, of a quality and quantity usable and salable in all material respects in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. The mix of particular components of inventory is consistent in all material respects with the past practice of the Company. Except as disclosed in Section
                                                                        -------
2.29 of the Disclosure Schedule, all items included in the inventory of the
-------------------------------
Company are the property of the Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by applicable Governmental or Regulatory Authorities.

          2.30 Product Claims.  Since September 10, 1993, to Seller's Knowledge,
               --------------
the Company has not given or made any warranties to third parties with respect to Products sold by or through the Company except for limited warranties stated in customer contracts listed in Section 2.30 of the Disclosure Schedule, copies
                                ---------------------------------------
of which contracts have been made available by Seller to Purchaser. Except as set forth in Section 2.30 of the Disclosure Schedule, to Seller's Knowledge no
             ---------------------------------------
claims are pending or threatened against the Company with respect to Products sold by or through the Company. Seller represents and warrants that it has established reserves sufficient to pay warranty or other contractual claims under Seller's existing Contracts, consistent with the Company's reasonable and customary practices and consistent with AAP, and with respect to Products in existence as of the Closing Date, and agrees to indemnify and hold harmless Purchaser from all claims with respect to Seller's Products in excess of the amount of such reserves as reflected on the Closing Balance Sheet. Seller further represents and warrants that the limitations on liability of the Company, whether as obligor, guarantor or otherwise, contained in the Contracts are valid and fully enforceable in a court or other forum of competent jurisdiction and Seller agrees to indemnify and hold harmless Purchaser from all claims for liability in excess of such contractual limitations. Seller shall not be entitled to receive any payment from the Company or any Affiliate of the Company based on any payment by Seller under the Guarantee identified in Section
                                                                         -------
2.32 of the Disclosure Schedule, unless the Company shall have admitted the
-------------------------------
validity of the underlying claim or claims on which any such payment was made or unless such claim or claims shall have been adversely determined against the Company pursuant to a final, non-applicable adjudication. Nothing herein shall preclude Seller from asserting any cross claim against the Company in any proceeding in which both Seller and the Company are named with respect to any purported obligations of the Company for which the Seller also is sought to be held liable by virtue of the Guarantee.

          2.31 Brokers.  All negotiations relative to this Agreement, the
               -------
Operative Agreements and the transactions contemplated hereby and thereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or the Company for a finder's fee, brokerage commission or similar payment.

          2.32 Disclosure.  To Seller's Knowledge, all material facts relating
               ----------
to the Business or Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement and the Operative Agreements. To Seller's Knowledge, no representation or warranty contained in this Agreement or the Operative Agreements, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements) or the Operative Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

          2.33 Conduct of Business.  Since the date of the Audited Financial
               -------------------
Statements, Seller has caused the Company to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing and except as disclosed in Section 2.25 of the Disclosure
                                            ------------------------------
Schedule, Seller has caused the Company to (i) preserve intact the business
--------
organization and reputation of the Company, (ii) kept available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the officers, employees and consultants of the Company employed by the Company as of such date, other than Bruce Longhurst, whom the Seller caused to resign from all positions with the Company effective concurrently with the Closing Date, (iii) maintained the Assets and Properties of the Company in good working order and condition, ordinary wear and tear excepted, (iv) maintained the good will of customers, suppliers, lenders and other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships, and (v) continued all sales, marketing and promotional activities relating to the business and operations of the Company.

          2.34 Contracts with Certain Customers.  All contracts and business
               --------------------------------
arrangements between the Company and any Person for the provision of on-line lottery services, on-line banking services, off track betting services or credit card processing services are in full force and effect, and except as disclosed in Section 2.25 of the Disclosure Schedule, neither Seller, the Company nor
   ---------------------------------------
their respective Affiliates, or Associates has been notified by any one of such customers of the termination or proposed termination of such contract or business arrangement.

          2.35 Resignations of Directors and Officers.  The members of the board
               --------------------------------------
of directors and the officers of the Company, designated in the written notice delivered by Purchaser to Seller, have tendered, effective at the Closing, their resignations as such directors and officers.

          2.36 Operative Agreements.  Seller has caused the Operative Agreements
               --------------------
to which it is a party to have been executed and delivered.

          2.37 IDJ Confirmation.  Prior to execution of this Agreement, Seller
               ----------------
has furnished Purchaser with the written confirmation of accounts from IDJ, a true and correct copy of which fully executed confirmation is attached to
Section 2.37 of the Disclosure Schedule.
---------------------------------------

          2.38 IDJ Claims.  The Company has no obligation to IDJ with respect to
               ----------
the amounts asserted for claims identified in the last paragraph of that IDJ confirmation letter dated as of April 9, 1997 and shall assume the defense of any claims asserted with respect thereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

          3.01 Organization.  Purchaser is a corporation validly existing and in
               ------------
good standing under the Laws of Delaware or its jurisdiction of organization. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          3.02 Authority.  The execution and delivery by Purchaser of this
               ---------
Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors or other governing body of Purchaser, including, if the Purchaser is an Austrian corporate entity, the supervisory board thereof, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement and the Operative Agreements have been duly and validly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

          3.03 No Conflicts.  The execution and delivery by Purchaser of this
               ------------
Agreement and the Operative Agreements do not, and the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents of Purchaser) of Purchaser;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.03 hereto, conflict
                                                -------------
with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

          (c)  except as disclosed in Schedule 3.03 hereto, (i) conflict with or
                                      -------------
result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

          3.04 Governmental Approvals and Filings.  Except as disclosed in
               ----------------------------------
Schedule 3.04 hereto, no consent, approval or action of, filing with or notice
-------------
to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

          3.05 Legal Proceedings.  There are no Actions or Proceedings pending
               -----------------
or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          3.06 Brokers.  All negotiations relative to this Agreement and the
               -------
Operative Agreements and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller or the Company for a finder's fee, brokerage commission or similar payment.


                                  ARTICLE IV

                              COVENANTS OF SELLER

          Seller covenants and agrees with Purchaser that, as of the date hereof and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, then for the longest applicable statute of limitations under which a claim could be brought, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may
                                 ----------
otherwise consent in writing.

          4.01 Books and Records.  Seller has delivered or made available to
               -----------------
Purchaser at the offices of the Company all of the Books and Records, and if, at any time after the Closing, Seller discovers in its possession or under its control any other Books and Records (without regard to the materiality thereof), it will forthwith deliver such Books and Records to Purchaser.

          4.02 Non-Competition.  (a) Seller shall, for a period of three (3)
               ---------------
years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future
Affiliates:

          (i) employing, engaging or seeking to employ or engage any Person (other than Bruce Longhurst) who has been an officer or employee of the Company at Closing or six months prior thereto, unless such officer or employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates), or (B) is terminated by the Company after the Closing Date;

          (ii) causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company, or (B) any officer, employee or consultant of the Company to resign or sever a relationship with the Company;

          (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of its respective clients, customers or suppliers; or

          (iv) participating or engaging in, directly or indirectly (whether through distributorships, representative agreements, sales agencies or otherwise, other than through the ownership of five percent (5%) or less of any class of securities of any Person whose securities are publicly traded on any internationally recognized stock exchange, as to which the companies listed thereon have an aggregate market value of not less than five billion U.S. dollars) or by otherwise lending assistance (financial or otherwise) to any Person participating or engaging in directly or indirectly (x) the on-line lottery business, or (y) any of the lines of business in which the Company is participating or engaged on the Closing Date in any jurisdiction other than in the United States and Canada and other than with respect to the customers or proposed customers listed in the jurisdictions listed in
     Section 4.02 of the Disclosure Schedule. The foregoing exception for
     ---------------------------------------
     competitive activities in jurisdictions listed in Section 4.02 of the
                                                       -------------------
     Disclosure Schedule shall be limited to competition involving (A) existing
     -------------------
     customers of Seller identified in Section 4.02 of the Disclosure Schedule
                                       ---------------------------------------
     (which lists all existing customers of Seller or any of its subsidiaries, in respect of any business in competition with the business of the Company or constituting an on-line lottery business outside the United States or Canada, the date and parties to the contract and which describes the nature and scope of the business conducted with such customer and the jurisdiction in which it is conducted), or (B) proposed customers who become actual customers as the direct and proximate result of the proposals identified in
     Section 4.02 of the Disclosure Schedule (which lists all jurisdictions in
     ---------------------------------------
     which the Seller or any of its subsidiaries has an outstanding, good faith proposal as of January 14, 1997 in respect of any business in competition with the business of the Company or constituting an on-line lottery business outside the United States or Canada, the nature and scope of the business proposed to be conducted and the jurisdiction in which it is proposed to be conducted). The limitations of this Section 4.02(a)(iv) on Seller's right to compete shall not apply to business activities consisting of (C) the totalisator business as operated at horse (thoroughbred and harness) race tracks, dog race tracks, off-track betting establishments, jai alai frontons and casino/sports betting facilities, (D) simulcasting such activities in connection with gaming thereon so long as such activities are not engaged in a manner so as to be a lottery, as such term is customarily understood in the gaming industry, and (E) the manufacture, operation, sale and use of Terminals for lottery application, or other wagering terminals for non-lottery application, anywhere except to existing customers of the Company.

          (b) The parties hereto recognize that the Laws and public policies of the various states of the United States and other jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

          4.03 Know-How License Agreement; Inspection Rights Agreement.  As of
               -------------------------------------------------------
the Closing, Seller (and its subsidiaries and Affiliates, as appropriate) shall execute and deliver to the Company (a) the Exclusive License Agreement set forth as Exhibit E hereto, and (b) the Inspection Rights and License Agreement set
   ---------
forth as Exhibit F hereto and perform its obligations thereunder in accordance
         ---------
with the terms thereof.

          4.04 Subsequent Transactions.  As of the Closing, Seller shall execute
               -----------------------
and deliver to the Company the Right of First Refusal Agreement in the form set forth as Exhibit G and perform its obligations thereunder in accordance with the
         ---------
terms thereof.


                                   ARTICLE V

                    CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          5.01 Officers' Certificates.  Seller shall have delivered to Purchaser
               ----------------------
certificates, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller and the Managing Director of the Company, substantially in the form and to the effect of Exhibits H and I hereto.
                                               ----------------

          5.02 Opinion of Counsel. Purchaser shall have received the opinion of
               ------------------
Rosenman & Colin LLP, and Austrian counsel to Seller and the Company, dated the Closing Date, substantially in the form and to the effect of Exhibits J and K
                                                             ----------------
hereto.

          5.03 Proceedings.  All proceedings to be taken on the part of Seller
               -----------
in connection with the transactions contemplated by this Agreement and the Operative Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

          6.01 Officers' Certificates.  Purchaser shall have delivered to Seller
               ----------------------
a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit L hereto.
---------

          6.02 Opinion of Counsel.  Seller shall have received the opinion of
               ------------------
Smith, Gambrell & Russell, LLP, and Austrian counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit M and N
                                                             ---------------
hereto.

          6.03 Proceedings.  All proceedings to be taken on the part of
               -----------
Purchaser in connection with the transactions contemplated by this Agreement, the Operative Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                      TAX MATTERS AND POST-CLOSING TAXES

          7.01 Tax Sharing Agreements. Since September 10, 1993, there have not
               ----------------------
been and, as of the Closing Date, there are no Tax sharing agreements between the Company and any other Person.

          7.02 Allocation of Tax Liability.  In the case of Taxes that are
               ---------------------------
payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall have been paid or reserved by the Company on or prior to the Closing Date and: (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, other transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible), shall be deemed equal to the amount that would be payable if the taxable year ended on the Closing Date, (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, or otherwise measured by the level of any item, shall be deemed to be the amount of such Taxes for the entire Taxable period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of such period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Taxable period, and (iii) in the case of Taxes, exemptions, deductions or credits that cannot otherwise be allocated to the periods before and after the Closing Date shall be determined by the amount of the Tax, exemption, deduction or credit that would be allowable if the taxable year of the Company ended on the Closing Date.

          7.03 Returns and Payments.
               --------------------

          (a) From and after the Closing Date, the Seller shall prepare and file or otherwise furnish to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns with respect to the Company, for any taxable period ending on or before the Closing Date, and the Purchaser shall do the same for any taxable period ending after the Closing Date. With respect to any Tax Return required to be filed with respect to the Company after the Closing Date and as to which an amount of Tax, if any, is allocable to the Seller under Section 7.02, the Purchaser shall provide the
                              ------------
Seller and its authorized Representatives with a copy of such completed Tax Return and a statement (including all necessary supporting schedules and information required to support such statement) that certifies and sets forth the calculation of the amount of Tax shown on such Tax Return that is allocable to the Seller pursuant to Section 7.02 at least thirty (30) days prior to the
                          ------------
due date (including any extension thereof) for the filing of such Tax Return, and the Seller and its authorized Representatives shall have the right to review such Tax Return and statement (including any supporting Schedules or other documents relevant thereto) prior to the filing of such Tax Return. The Seller and the Purchaser agree to consult and to attempt in good faith to resolve any issues arising as a result of the review of such Tax Return and statement by the Seller or its authorized

Representatives. If the Seller and Purchaser are unable to resolve any such issues, they shall be submitted to arbitration by a nationally recognized accounting firm (which shall be mutually acceptable to the parties) and the decision of such firm shall be binding on the parties.

          (b) The Seller and the Purchaser shall each pay or cause to be paid when due and payable all Taxes that have not been paid or reserved on the financial statements of the Company as of the Closing Date that are allocable to them pursuant to the provisions of Section 7.02.
                                   ------------

          (c)  Payment of any amounts due under this Article VII shall be made
                                                     -----------
(i) with respect to agreed amounts, at least three (3) calendar days before the payment of any such Tax is due, provided that no such payment shall be due prior to ten (10) business days following receipt of written notice that payment of such tax is due, or (ii) within ten (10) business days following either an agreement between the Seller and the Purchaser that an amount is payable by the Seller or the Purchaser to the other or within ten (10) business days of a final "determination". Seller may contest such determination at its sole cost and expense but shall indemnify the Company against any Loss due to such contest or a failure to pay such Taxes as of the determination date.

          7.04 Cooperation and Exchange of Information.  The Seller and the
               ---------------------------------------
Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of the relevant Tax Return or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities, but in no event shall the Seller or the Purchaser be required to disclose to the other any information relating to the operations of either, as the case may be, other than information relating to a liability for Taxes of the Company. The Seller and the Purchaser shall make their respective employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. The Seller and the Purchaser will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for its taxable period first ending after the Closing Date and for all prior taxable periods until the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions (but taking into account any extended statute of limitations applicable to a year in which a net operating loss is reported) except to the extent notified by the other party in writing of such extensions for the respective Tax periods. After such time, before the Purchaser shall dispose of any such books and records, at least ninety (90) calendar days prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. Any information obtained under this Section 7.04 shall be kept confidential, except
                                ------------
as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

                                 ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS

          8.01 Survival of Representations, Warranties, Covenants and
               ------------------------------------------------------
Agreements.  Notwithstanding any right of Purchaser (whether or not exercised)
----------
to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement and the Operative Agreements, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement and the Operative Agreements. Except as may otherwise be provided by the term of the Operative Agreements as to such Operative Agreements, the representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement and the Operative Agreements will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Section 2.04 (but only insofar as it relates to the capital stock
             ------------
of the Company), (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.12 and
                                                            ------------
Article VII of this Agreement, (c) until  the date which is thirty (30) months
-----------
after the Closing Date, in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, or (d) with respect to each other covenant or agreement contained in this Agreement or the Operative Agreements, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, for a period equal to the longest statute of limitations applicable to a claim based thereon, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause
(b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article IX on or prior
                                                          ----------
to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX.
                                               ----------

          8.02 Limitations on Indemnity.  The Seller's liability for Losses
               ------------------------
under this Agreement shall be limited as follows:

          (a) The maximum liability of the Seller in respect of Losses to which the Purchaser Indemnified Parties shall be entitled to indemnification hereunder shall not exceed $25,000,000; and

          (b) Except as provided in Section 11.06(e) of this Agreement or with respect to a claim based on a breach of Seller's obligations under Sections
                                                                   --------
1.03(c), 1.04 or 2.38 of this Agreement or in connection with the asserted tax
---------------------------------------
liability identified on Schedule 2.12(a) in the last paragraph thereof, the
                        ----------------
Seller shall have no liability to the Purchaser Indemnified Parties under this Agreement until and unless the amount of all Losses incurred by them, individually or in the aggregate, exceeds the sum of $150,000 (but in such event, the Purchaser Indemnified Parties shall be indemnified for the full amount of their Loss and not merely that in excess of $150,000).

                                  ARTICLE IX

                                INDEMNIFICATION

          9.01   Indemnification.
                 ---------------

                 (a)    Subject to the other Sections of this Article IX, Seller
                                                              ----------
shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to

                        (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or the Operative Agreements; and

                        (ii) all Taxes (A) imposed on the Company with respect
                 to any taxable period or portion thereof that ends on or before the Closing Date, (B) imposed on the Seller or any member of an Affiliated Group with which Seller files a consolidated or combined income tax return (other than the Company) with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date which have not been reserved for and which reserve is not reflected on the Audited Closing Balance Sheet, (C) imposed on the Company arising out of, or resulting from, (a) the payment of any dividends to Seller by the Company subsequent to the date of the Audited Financial Statements, which Taxes are in excess of the 1997 Withholding Taxes, or (b) the offset or cancellation of the management fees identified in Section 1.04 of the Disclosure
                                               ------------------------------
                 Schedule; or (D) resulting from, arising out of, relating to,
                 ---------
                 in the nature of, or caused by any Liability of the Company for Taxes of any Person other than the Company (i) under Reg. (S) 1.1502-6 under the Code (or any similar provision of U.S. or Austrian federal, state, local law or any applicable foreign law), (ii) as a transferee or successor, (iii) by contract, or
                 (iv) otherwise.

          (b)    Subject to the other Sections of this Article IX, Purchaser
                                                       ----------
shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating (i) to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or the Operative Agreements, or (ii) all Taxes imposed on the Company with respect to their income, business, property or operations for any taxable period or portion thereof that begins after the Closing Date,

          9.02 Method of Asserting Claims.  All claims for indemnification by
               --------------------------
any Indemnified Party under Section 9.02 (other than Tax claims asserted
                            ------------
pursuant to Section 9.03 below) will be asserted and resolved as follows:
            -------------

          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.02 is asserted against or
                                             ------------
sought to be collected from such Indemnified Party by a Person other than Seller, the Company, Purchaser or any Affiliate of Seller or Purchaser (a "Third
                                                                           -----
Party Claim"), the Indemnified Party shall deliver a Claim Notice with
-----------
reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.02 and whether the Indemnifying Party
                               ------------
desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

          (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     Section 9.02(a), then the Indemnifying Party will have the right to defend,
     ---------------
     with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages), the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the
                                                     --------  -------
     Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying
                    -------- -------
     Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.02 with respect to such Third Party
                                  ------------
     Claim.

          (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.02(a), or if the Indemnifying Party
                                   ---------------
     gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled, if the claim is solely for monetary damages, at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including, if the claim is solely for monetary damages, any compromise or settlement thereof; provided, however,
                                                             --------  -------
     that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause
     (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

          (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.02 or fails to notify the Indemnified
                                 ------------
     Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.02 and the
                                                        ------------
     Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.15, except as otherwise permitted by the terms
                     -------------
     of this Agreement.

          (b)  In the event any Indemnified Party should have a claim under
Section 9.02 against any Indemnifying Party that does not involve a Third Party
------------
Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.02 and
                                                                ------------
the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration accordance with Section 11.15, except as otherwise
                                           -------------
permitted by the terms of this Agreement.

          9.03 Method of Asserting Tax Claims.
               ------------------------------

          (a) After the Closing, Purchaser and Seller each shall promptly notify the other party in writing of the commencement of any Tax audit or administrative or judicial proceeding affecting the Company, which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification of either Seller or Purchaser ("Tax Indemnitee") under this
Article IX by the other party ("Tax Indemnitor").  Such notice shall contain
----------
factual information describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If either Purchaser or Seller fails to give the other party prompt notice of an asserted Tax liability as required by this Section 9.03, then, if such failure to give
                                  ------------
prompt notice results in a detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay pursuant to this
Article IX with respect to such liability shall be reduced by the amount of such
----------
detriment.

          (b) The Seller may participate, through counsel of its own choosing and at its own expense, in any audit, or administrative or judicial proceeding involving any asserted Tax liability with respect to which indemnity may be sought under this Article IX (any such audit or proceeding relating to an
                  ----------
asserted Tax liability are referred to herein collectively as a "Contest"). If the Seller elects to participate in the Contest of an asserted Tax liability, it shall within thirty (30) calendar days of receipt of the notice of an asserted Tax liability notify the Purchaser of its intent to do so, and the Purchaser shall cooperate in good faith and shall cause the Company or its successor to cooperate in good faith, at the Seller's expense, in each phase of such Contest. If the Seller elects not to participate in the Contest, fails to notify the Purchaser of its election as herein provided or contests its obligation to indemnify hereunder, the Purchaser or the Company may pay, compromise or contest such asserted liability. However, in such case, neither the Purchaser nor the Company (including any designated Representative of either) may settle or compromise any asserted liability in a manner that would create an indemnification obligation unless such settlement or compromise would be reasonable in the case of a person that owned the Company before and after the Closing Date. In any event, each of the Purchaser (or the Company) and the Seller may participate, at its own expenses, in the Contest.

          9.04 Method of Calculating Losses.  The liability of the Indemnifying
               ----------------------------
Party with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized by the Indemnified Party as the result of any Loss upon which such Indemnification Claim is based, and shall be increased by any tax detriment actually suffered by the Indemnified Party as a result of such Loss or the receipt of indemnification payments hereunder. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of income or loss resulting from such Loss or indemnification payments and shall otherwise be determined so that payment by the Indemnifying Party of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based.

          9.05 Source of Funds to Satisfy Claims for Indemnification.
               ------------------------------------------------------
Notwithstanding anything else in this Agreement or the Operative Agreements to the contrary, all claims by Seller for indemnification under this Agreement or the Operative Agreements shall, in Purchaser's sole and absolute discretion, be paid under the Letter of Credit or from the proceeds thereof which have been deposited pursuant to the Escrow Agreement.

          In the event that Purchaser shall elect to receive payment for any claim asserted under or with respect to this Agreement or the Operative Agreements, other than pursuant to a draw under the Letter of Credit or a distribution from the Escrow Account, and such payment is thereafter disallowed or treated as a preference under Title 11, U.S. Code or any similar Federal or state law for the relief of debtors (a "Bankruptcy Law"), then Purchaser may draw under the Letter of Credit or the Escrow Account the full amount of any such payments constituting or treated as a preference under applicable Bankruptcy Law or as to which the Purchaser does not have full and unfettered right, title and interest in, by virtue of any legal proceeding or by reason of any order or judgement of any court or governmental authority enjoining, restraining or otherwise contesting the Company's right to such funds in each case under any applicable Bankruptcy Law.

                                   ARTICLE X
                                  DEFINITIONS

          10.01  Definitions.
                 -----------

          (a)  Defined Terms.  As used in this Agreement, the following defined
               -------------
terms have the meanings indicated below:

          "AAP" means Austrian statutory accounting principles consistently
           ---
applied throughout the specified period and in the immediately prior comparable period.

          "Actions or Proceedings" means any action, suit, proceeding,
           ----------------------
arbitration or Governmental or Regulatory Authority investigation or audit.

          "Affiliate" means any Person that directly, or indirectly through one
           ---------
of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

          "Agreement" means this Stock Purchase Agreement and the Exhibits, the
           ---------
Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 5.01 and 6.01, as the same shall be amended from time
                -------------     ----
to time.

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or
           ---------
other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Audited Financial Statement Date" means the last day of the most
           --------------------------------
recent fiscal year of the Company for which Audited Financial Statements are delivered to Purchaser pursuant to Section 2.09.
                                   ------------

          "Audited Financial Statements" means the Financial Statements for the
           ----------------------------
most recent fiscal year of the Company, upon which an Austrian certified accounting firm rendered an opinion as to the fairness of the presentation thereof, and which were delivered to Purchaser pursuant to Section 2.09.
                                                           ------------

          "Benefit Plan" means any bonus, incentive compensation, deferred
           ------------
compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, established by the Company or any predecessor or Affiliate of any of the Company, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Books and Records" means all material, and, to Seller's Knowledge,
           -----------------
all other files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Governmental Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans, provided
                                                                        --------
however that as to budgets or projections such documents shall not be a warranty
-------
or guarantee of future performance.

          "Business" means the business of the Company as carried on during the
           --------
year immediately prior to the execution of this Agreement.

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the States of New York or Georgia are authorized or obligated to close.

          "Business or Condition of the Company" means the business, condition
           ------------------------------------
(financial or otherwise), results of operations, Assets and Properties and opportunities of the Company taken as a whole.

          "Claim Notice" means written notification pursuant to Section 9.02(a)
           ------------                                         ---------------
of a Third Party Claim as to which indemnity under Section 9.02 is sought by an
                                                   ------------
Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 9.02, together with
                                                   ------------
the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

          "Closing" means the closing of the transactions contemplated by
           -------
Section 1.03.
------------

          "Closing Date" means the date of this Agreement.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
rules and regulations promulgated thereunder.

          "Common Stock" means the common stock, nominal value Austrian
           ------------
Schillings 1,000 per share, of the Company.

          "Company" means Tele Control Kommunications und Computersysteme Aktien
           -------
Gesellschaft and, for any period prior to its organization as an A.G., also means Tele Control Kommunications und Computersysteme Gesellschaft M.b.H.

          "Contract" means any agreement, lease, license, evidence of
           --------
Indebtedness, mortgage, indenture, security agreement, stockholders agreement, voting trust or other contract (whether written or oral).

          "Deferred Revenue" means the sum of (i) 3,465,000 Austrian Schillings
           ----------------
as of October 31, 1996, and (ii) all cash received by the Company after October 31, 1996 from Internationale des Jeux.

          "Disclosure Schedule" means the record delivered to Purchaser by
           -------------------
Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

          "Disputed Amount" means the amount of any draw by Scientific Games
           ---------------
Holdings Corp. or SGBAG under the Letter of Credit and deposited in the Escrow Account which the Seller has, in good faith, contended is not properly payable either to Scientific Games Holding Corp. or SGBAG under the provisions of
Article IX of this Agreement.

          "Dispute Period" means the period ending ten (10) days following
           --------------
receipt by an Indemnifying Party of either a Claim Notice or an Indemnity
Notice.

          "Environmental Claim" means, with respect to any Person, any written
           -------------------
or oral notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any material Law or Order relating to the
           -----------------
regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          "Escrow Account" means the escrow account established by the Escrow
           --------------
Agreement.

          "Escrow Agreement" means the escrow agreement in the form of Exhibit B
           ----------------
entered into by the Purchaser, Seller and First Union National Bank of Georgia contemporaneously with this Agreement.

          "Financial Statements" means the balance sheets, statements of
           --------------------
operations and cash flow statements of the Company prepared under AAP.

          "Governmental Licenses" means all licenses, permits, certificates of
           ---------------------
authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Hazardous Material" means (a) any petroleum or petroleum products,
           ------------------
flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

          "IDJ" means Internationale des Jeux, a French societe anonyme.
           ---

          "Indebtedness" of any Person means all obligations of such Person (a)
           ------------
for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Indemnified Party" means any Person claiming indemnification under
           -----------------
any provision of Article IX..
                 -----------

          "Indemnifying Party" means any Person against whom a claim for
           ------------------
indemnification is being asserted under any provision of Article IX.
                                                         ----------

          "Indemnity Notice" means written notification pursuant to Section
           ----------------                                         -------
9.02(b) of a claim for indemnity under Article IX by an Indemnified Party,
-------                                ----------
specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

          "Intellectual Property" means all patents and patent rights,
           ---------------------
trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, research records, records of invention, test information, market surveys, marketing know-how, applications, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical documentation and drawings, shop-rights, plans, know-how, technologies and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "Investment Assets" means all debentures, notes and other evidences of
           -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company and issued by any Person other than the Company (other than trade receivables generated in the ordinary course of business of the Company).

          "IRS" means the Internal Revenue Service.
           ---

          "January Loan" has the meaning ascribed to it in Section 1.04 of the
          ------------
Disclosure Schedule.

          "Knowledge of Seller" or "Known to Seller" or "to Seller's Knowledge"
           -------------------      ---------------      ---------------------
means the knowledge of any officer, director or key employee of Seller or the Company.

          "Laws" means all material laws, statutes, rules, regulations,
           ----
ordinances and other pronouncements having the effect of law of the United States, Austria or other country or any domestic or foreign state, district, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Letter of Credit" means a letter of credit as defined in Section
           ----------------                                         -------
1.03.
----

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Loss" means any and all damages (including, without limitation,
           ----
damages resulting in material diminution in value of assets), fines, fees, penalties, deficiencies, losses, and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants, consultants, engineers and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, opportunities, properties or otherwise of the Company.

          "1997 Dividend" has the meaning ascribed to it in Section 1.04 of the
           -------------
Disclosure Schedule.

          "1997 Dividend Withholding Tax Receivable" means the receivable of the
           ----------------------------------------
Company with respect to the Austrian withholding tax related to the 1997
Dividend.

          "1997 Interest Accrual" has the meaning ascribed to it in Section
           ---------------------
1.04 of the Disclosure Schedule.

          "1997 Management Fee" has the meaning ascribed to it in Section 1.04
           -------------------
of the Disclosure Schedule.

          "1997 Withholding Taxes" means the amount of Austrian withholding
           ----------------------
taxes paid or payable by the Company with respect to the 1997 Dividend in the amount of 78,297,846.80 Austrian Schillings.

          "Operative Agreements" means the Escrow Agreement, the Letter of
           --------------------
Credit, the Right of First Refusal Agreement, the Exclusive License Agreement, the Inspection Rights and License Agreement, and any support or other agreements to be entered into in connection with this Agreement. As to Seller or Purchaser, as the case may be, Operative Agreements means only the Operative Agreements to which such person is a party.

          "Option" with respect to any Person means any security, right,
           ------
subscription, warrant, option, "phantom" stock right, rights of takeover, rights to conversion, or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (b) receive or exercise any benefits or rights (legal or economic) similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Permitted Lien" means (a) any Lien for Taxes not yet due or
           --------------
delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with AAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (c) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, limited liability corporation, proprietorship, joint venture, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Product" means all tangible and intangible goods and services sold by
           -------
or through the Company, including, without limitation, computer hardware and computer software sold or produced by the Company or provided by the Company under license or sublicense arrangements.

          "Purchase Price" has the meaning ascribed to it in Section 1.02.
           --------------                                    ------------

          "Purchaser" has the meaning ascribed to it in the forepart of this
           ---------
Agreement.

          "Purchaser Indemnified Parties" means Purchaser and its officers,
           -----------------------------
directors, employees, agents and Affiliates.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Representatives" means, as to any Person, such Person's officers,
           ---------------
directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

          "Resolution Period" means the period ending twenty (20) days following
           -----------------
receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

          "Seller" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Seller Indemnified Parties" means Seller and its officers,
           --------------------------
directors, employees, agents and Affiliates.

          "Seller's Banks" means the financial institutions party to that
           --------------
certain Amended and Restated Credit Agreement, dated as of January 26, 1996, among Autotote Corporation, Autotote Systems, Inc., certain financial institutions identified therein as "Banks", and Bankers Trust Company, as "Agent" for the Banks, as amended from time to time.

          "Seller's Lottery Business" means all of Autotote's lottery businesses
           -------------------------
(excluding the Company but including, without limitation, its central processing system, data communications networks, on-line/off-line lottery terminals, operating contracts, technical and software support contracts, sale contracts and its on-line contract with the State of Connecticut), whether conducted through Autotote Lottery Corporation, Autotote Lottery Canada, Inc., or Autotote Israel, Ltd., whether now owned or hereafter acquired during the term of the Right of First Refusal Agreement. Seller's Lottery Business shall not be deemed to include the totalisator business as operated at horse (thoroughbred and harness) race tracks, dog race tracks, off-track betting establishments, jai alai frontons and casino/sports betting facilities or simulcasting such activities in connection with gaming thereon so long as such activities are not engaged in a manner so as to be a lottery, as such term is customarily understood in the gaming industry.

          "SGBAG" means Scientific Games Beteiligung A.G., an Austrian stock
           -----
company.

          "Shares" has the meaning ascribed to it in the forepart of this
           ------
Agreement.

          "Subsidiary" means any Person in which the Company, directly or
           ----------
indirectly, through a subsidiary or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

          "Tax Returns" means all returns, declarations, reports and forms,
           -----------
claims for refunds, or information returns and reports relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

            "Tax" or "Taxes" means all Federal, state, local and foreign income,
             ---      -----
gross receipts, profits, windfall profits, capital gains, franchise, sales, use, license, occupation, property, property transfer, capital stock, premium, excise, employment, payroll, withholding, estimated, severance, stamp, environmental (including taxes under section 59A of the Code), customs duties, franchise, social security, unemployment, disability, sales, use, registration, value added, alternative or add-on minimum and other taxes, assessments or governmental charges of any nature, kind or character, and including any interest, additions to tax and penalties thereon, whether disputed or not.

            "Terminals" means the Seller's Probe * L on-line retailer terminals.
             ---------

            "Third Party Claim" has the meaning ascribed to it in Section
             -----------------                                    -------
9.02(a).
-------

            "Transfer Taxes" means any sales, use, excise, transfer or other
             --------------
similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

            "Unaudited Financial Statement Date" means the last day of the most
             ----------------------------------
recent fiscal period of the Company for which Financial Statements are delivered to Purchaser pursuant to Section 2.09.
                         ------------

            "Unaudited Financial Statements" means the Financial Statements for
             ------------------------------
the most recent fiscal period of the Company delivered to Purchaser pursuant to

Section 2.09.
------------

     (b)    Construction of Certain Terms and Phrases.  Unless the context of
            -----------------------------------------
this Agreement or an Operative Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement or the entire applicable Operative Agreement, as the case may be; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement (or the Operative Agreement, as the case may be); and
(e) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. Whenever this Agreement or an Operative Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under AAP.

                                  ARTICLE XI

                                 MISCELLANEOUS

     11.01  Notices.  All notices, requests and other communications
            -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission sent (and receipted for) by overnight delivery service or mailed (prepaid certified mail with return receipt requested) to the parties at the following addresses or facsimile numbers:

            If to Purchaser, to:

            Scientific Games Holdings Corp.
            1500 Bluegrass Lakes Parkway
            Alpharetta, Georgia 30201-7712
            Attn: C. Gray Bethea, Jr., Esq.
            Telephone:  770/664-3700
            Facsimile:  770/343-8798

            with a copy to:

            Smith, Gambrell & Russell, LLP
            1230 Peachtree Street, N. E.
            Suite 3100, Promenade II
            Atlanta, Georgia 30309-3592
            Attn: Howard E. Turner, Esq.
            Telephone:  404/815-3594
            Facsimile:  404/815-3509

            If to Seller, to:

            Autotote Corporation
            750 Lexington Avenue
            25th Floor
            New York, New York 10022
            Attn: Martin E. Schloss, Esq.
            Telephone: 212/754-2233
            Facsimile: 212/754-2372

            with a copy to:

            Rosenman & Colin LLP
            575 Madison Avenue
            New York, New York  10022
            Attn:  Howard Schneider, Esq.
            Telephone: 212/940-8787
            Facsimile: 212/940-7079

All such notices, requests and other communications will (i) if delivered personally or by a nationally recognized overnight delivery service to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt as evidenced by sender's telecopy confirmation, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt or refusal of delivery by the intended recipient (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     11.02  Entire Agreement.  This Agreement, the Operative Agreements and the
            ----------------
side letter, dated the date hereof, relating to the 1997 Withholding Taxes supersede all prior discussions and agreements, including the Letter of Intent dated January 14, 1997, between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     11.03  Expenses.
            --------

            (a) Except as otherwise expressly provided in this Agreement or an Operative Agreement, whether or not the transactions contemplated hereby are consummated, Purchaser will pay its own costs and expenses, and Seller and the Company shall each pay its own costs and expenses incurred in connection with, or in preparation for, the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby, all of which as it relates to the Company shall be charged to the period prior to the Closing Date.

            (b) Purchaser agrees to pay, and to indemnify, defend and hold Seller harmless from and against any United States or Austrian sales, use, excise, transfer or other similar tax imposed with respect to this Agreement, the Operative Agreements and the transactions arising as a result thereof, and any interest or penalties related thereto.

            (c) The parties agree that the prevailing party in any action or arbitration proceeding brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation, attorneys' fees and prejudgment interest.

     11.04  Public Announcements.  Seller and Purchaser will obtain the
            --------------------
other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     11.05  Confidentiality.
            ---------------

            (a) Since January 14, 1997, each party hereto has held, and has used its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), all Confidential Information, as hereinafter defined, unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, provided that, following
                                                     --------
the Closing, the foregoing restrictions do not apply to Purchaser's use of documents and information concerning the Company furnished by Seller and the Company hereunder or any Confidential Information arising from or pertaining to the Company. For purposes of this Section 11.05(a), the term "Confidential
                                  ----------------
Information" shall mean all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the party receiving such documents or information, as evidenced by a writing truly and correctly dated prior to its date of disclosure, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (C) later acquired by the receiving party from another unaffiliated source if such source is under no obligation to another party hereto to keep such documents and information confidential, (D) is independently developed by the receiving party or its affiliates by personnel who have not had access to the Confidential Information, or (E) is approved in advance for release by written authorization of an officer of the party to whom the Confidential Information relates;

            (b) Seller agrees that, subsequent to the Closing Date, Seller shall, and shall cause its subsidiaries and Affiliates to, and will use its best efforts to cause all of their respective Representatives to, hold in strict confidence and in a fiduciary capacity for the benefit of the Purchaser and the Company, and shall not directly or indirectly use or disclose any Confidential Information, as hereinafter defined, that Seller or its subsidiaries or Affiliates or Representatives may have or acquire (whether or not developed or compiled by the Seller or the Company prior to the Closing Date, unless (i) compelled to disclose by judicial or administrative process in a court or other venue of competent jurisdiction or as otherwise required by applicable Law or legal process, or (ii) disclosed in an Action or Proceeding brought by a party to this Agreement or an assignee thereunder in pursuit of rights of a party thereunder, or in the exercise of a party's remedies thereunder, provided that, in the event Seller or its subsidiaries, or Affiliates or their Representatives are so required to disclose such Confidential Information pursuant to the foregoing clauses (i) and (ii) of this Section 11.05(b), Seller or its
                                       ----------------
subsidiaries or Affiliates or their Representatives, as the case may be, shall promptly notify Purchaser so that Purchaser or any of its subsidiaries or Affiliates, as the case may be, may seek a protective order or other appropriate remedy with respect to such proposed disclosure. For purposes of this Section
                                                                       -------
11.05(b), the term "Confidential
--------

Information" shall mean and include any information, documents, data and know-how relating to the Company or its business that has been disclosed to the Seller or its subsidiaries or Affiliates or their Representatives by or on behalf of the Company, or known to such Persons as a result of their relationship with the Company and not generally within the public domain (whether constituting a trade secret or not), including, without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information, and information with respect to any corporate affairs that the Company, prior to the Closing Date, has treated as confidential. The term "Confidential Information" shall not include information that has become generally available to the public by the act of a Person who has the right to disclose such information without violating any rights of the Purchaser, the Company or any of their subsidiaries, Affiliates or Representatives or the rights of any customer or other Person to which such information pertains;

            (c) Each party to this Agreement acknowledges that the disclosure of Confidential Information (as defined, as the case may be, in Section 11.05(a)
                                                                -------------
or (b) above) of the other party, the Company or their subsidiaries or Affiliates would cause irreparable harm for which monetary damages are not an adequate remedy. Accordingly, if any Person bound or intended to be bound by the foregoing provisions should ever violate or threaten to violate such provisions, the party seeking to invoke the protection of the foregoing subsections will be entitled to injunctive and other equitable relief, reimbursement of all fees, costs and expenses incurred in enforcing such provisions and compensatory damages, as well as all other damages permitted by law, jointly and severally from the Person or Persons violating or threatening to violate such provisions or otherwise failing to fulfill its obligations as set forth above.

     11.06  Further Assurances; Post-Closing Cooperation.  (a) At any time or
            --------------------------------------------
from time to time after the Closing, Seller shall execute and deliver to Purchaser, at Purchaser's expense, except as provided in Section 11.06(e) below,
                                                         ----------------
such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and its Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

     (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified or Indemnifying Party, or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

     (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 11.05.
                                                        -------------

     (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of subsections (a) - (d) this Section shall be subject to applicable rules relating to discovery.

     (e) Seller will use commercially reasonable efforts to cooperate with Purchaser as promptly as practicable in obtaining, at Purchaser's cost, all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required following the consummation of the transactions contemplated hereby and by the Operative Agreements; provided, however, that all further consents, approvals,
                      --------  -------
actions or filings required from or with respect to Seller's Banks shall be at Seller's expense and that any damages to Purchaser arising out of Seller's breach of this Section 11.06(e) shall not be subject to the limits on liability set forth in Section 8.02 (b) of this Agreement.

     11.07  Waiver.  Any term or condition of this Agreement may be waived at
            ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     11.08  Amendment.  This Agreement may be amended, supplemented or modified
            ---------
only by a written instrument duly executed by or on behalf of each party hereto.

     11.09  No Third Party Beneficiary.  The terms and provisions of this
            --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article
                                                                        -------
IX.
---

     11.10  No Assignment; Binding Effect.  Neither this Agreement nor any
            -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article IX)
                                                                     ----------
to (i) a direct or indirect Subsidiary, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     11.11  Headings.  The headings used in this Agreement have been inserted
            --------
for convenience of reference only and do not define or limit the provisions hereof.

     11.12  Invalid Provisions.  If any provision of this Agreement is held
            ------------------
to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     11.13  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of law principles thereof.

     11.14  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     11.15  Arbitration.
            -----------

     (a) Except as otherwise expressly provided by this Agreement, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby and thereby, shall be submitted to and be finally resolved by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. (S) 1 et seq.), to be conducted by the American Arbitration Association ("AAA"), with such arbitration to be held in New York, New York, if the party sought to be charged is the Seller or in Atlanta, Georgia if the party sought to be charged is the Purchaser in accordance with the AAA's Commercial Arbitration Rules then in effect. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 11.01. The arbitrators shall render a
                                  -------------
judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration shall be conducted by a panel of three arbitrators selected pursuant to AAA Rules. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary.

     (b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party in any court of proper jurisdiction with respect to any and all preliminary injunctive or restraining procedures pertaining to this Agreement or the breach thereof, pending the outcome of any arbitration proceeding.

     (c) Notwithstanding subsection (a) above to the contrary, any proceeding involving a claim with respect to amounts deposited under the Escrow Agreement shall be held in Atlanta, Georgia.

     11.16  Consent to Jurisdiction and Service of Process.  Seller hereby
            ----------------------------------------------
irrevocably appoints Martin E. Schloss, Esq., at its office at Autotote Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022, and Purchaser hereby appoints C. Gray Bethea, Jr., Esq. at its office at Scientific Games Holdings Corp., 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30201-7712, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and upon whom such process may be serviced with the same effect as if such party were a resident of the State of Georgia or New York, as the case may be, and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 11.01. Seller and
                                                    -------------
Purchaser will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in the United States, reasonably satisfactory to the other party, with like powers.

     For purposes of the arbitration proceedings contemplated by Section 11.15,
                                                                 -------------
each party agrees to the jurisdiction set forth in Section 11.15 for any
                                                          -------------
arbitration proceeding and hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of such arbitration proceeding brought in such jurisdiction and any claim that any such arbitration proceeding brought in such jurisdiction has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

     11.17  Construction.  This Agreement, the Operative Agreements and any
            ------------
documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. The parties and their respective counsel have actively negotiated and participated equally in the drafting of each and every provision of this Agreement, the Operative Agreements and such other documents and instruments. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement, the Operative Agreements or such other documents and instruments.

     11.18  Time.  Time is of the essence of each and every provision of this
            ----
Agreement as to which time is a factor.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto under seal as of the date first above written.


                                       PURCHASER
                                       --------

                                       SCIENTIFIC GAMES HOLDINGS CORP.


                                       By:_______________________________
                                       Name:
                                       Title:

                                       SELLER
                                       ------

                                       AUTOTOTE CORPORATION


                                       By:_______________________________
                                       Name:
                                       Title: